Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-98280 of C. R. Anthony Company on Form S-8 of our report dated March 12, 1997, appearing in this Annual Report on Form 10-K/A of C. R. Anthony Company for the fifty-two weeks ended February 1, 1997.



/s/ DELOITTE & TOUCHE LLP
Oklahoma City, Oklahoma
May 28, 1997